EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 14, 1997, included herein, into the Company's previously filed Registration Statement on Form S-8 No. 333-13299. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Houston, Texas
March 28, 1997